As filed with the Securities and Exchange Commission on August 31, 2012

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STATE STREET CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2456637
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Lincoln Street Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

2006 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

JEFFREY N. CARP Executive Vice President and Chief Legal Officer State Street Corporation One Lincoln Street Boston, Massachusetts 02111	DAVID C. PHELAN Executive Vice President and General Counsel State Street Corporation One Lincoln Street Boston, Massachusetts 02111

(Name and Address of Agent for Service)

(617) 786-3000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share	15,500,000 shares(2)	$41.25 (3)	$639,375,000 (3)	$73,273

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 15,500,000 shares issuable under the 2006 Equity Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 29, 2012.

Statement of Incorporation by Reference

This registration statement relates to the registrant’s 2006 Equity Incentive Plan, which has been the subject of two prior registration statements, File No. 333-135696 (the “2006 Registration Statement”) and File No. 333-160171 (the “2009 Registration Statement”) and is being filed pursuant to General Instruction E to Form S-8 to register 15,500,000 additional shares of the registrant’s common stock, par value $1.00 per share, issuable pursuant to such plan. This registration statement on Form S-8 incorporates by reference the contents of the 2009 Registration Statement (including the portions of the 2006 Registration Statement that are incorporated by reference into the 2009 Registration Statement).

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on August 31, 2012.

STATE STREET CORPORATION

By:	/s/ Edward J. Resch
Name:	Edward J. Resch
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of State Street Corporation, hereby severally constitute and appoint Joseph L. Hooley, Edward J. Resch, Jeffrey N. Carp, David Gutschenritter, James J. Malerba and David C. Phelan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable State Street Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph L. Hooley Joseph L. Hooley	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 31, 2012

/s/ Edward J. Resch Edward J. Resch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 31, 2012

/s/ James J. Malerba James J. Malerba	Executive Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 31, 2012

/s/ Kennett F. Burnes Kennett F. Burnes	Director	August 31, 2012

/s/ Peter Coym Peter Coym	Director	August 31, 2012

/s/ Patrick de Saint-Aignan Patrick de Saint-Aignan	Director	August 31, 2012

/s/ Amelia C. Fawcett Amelia C. Fawcett	Director	August 31, 2012

/s/ David P. Gruber David P. Gruber	Director	August 31, 2012

/s/ Linda A. Hill Linda A. Hill	Director	August 31, 2012

/s/ Robert S. Kaplan Robert S. Kaplan	Director	August 31, 2012

/s/ Richard P. Sergel Richard P. Sergel	Director	August 31, 2012

/s/ Ronald L. Skates Ronald L. Skates	Director	August 31, 2012

/s/ Gregory L. Summe Gregory L. Summe	Director	August 31, 2012

/s/ Robert E. Weissman Robert E. Weissman	Director	August 31, 2012

INDEX TO EXHIBITS

Number	Description

4.1	Restated Articles of Organization, as amended

4.2	By-Laws, as amended (filed as Exhibit 3.3 to State Street’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 10, 2009 and incorporated herein by reference)

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

15	Acknowledgement Letter from Ernst and Young LLP for the quarters ended March 31, 2012 and June 30, 2012

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	2006 Equity Incentive Plan, as Amended and Restated (2012)